Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Hitek Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Class A Ordinary Shares	457(o)			$20,000,000	0.00014760	$2,952

		Total Offering Amounts				$20,000,000		$2,952

		Total Fees Previously Paid						$—

		Total Fee Offsets						$—

		Net Fee Due						$2,952

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.